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                                                                    Exhibit 10.2

                             PENN OCTANE CORPORATION

                                2001 WARRANT PLAN

1. PURPOSES OF THE PLAN. The purposes of the 2001 Warrant Plan ("Plan") of Penn Octane Corporation, a Delaware corporation ("Company"), are to:

     - Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

     - Encourage selected employees, directors and consultants to accept or continue employment or association with the Company and/or its affiliates; and,

     - Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company ("Common Stock").

     Warrants granted under this Plan ("Warrants") are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Code").

2. ELIGIBLE PERSONS. Every person who, at the date of grant of a Warrant, is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive Warrants under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive Warrants under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a non-individual consultant.

3. STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS. Subject to the provisions of Section 6.8 of this Plan, the total number of shares of stock which may be issued under warrants granted pursuant to this Plan shall not exceed 1,500,000 shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires before it is exercised shall become available again for grants under the Plan.

4.   PLAN ADMINISTRATION.

     4.1 PLAN ADMINISTRATOR. The Plan shall be administered by the Board of Directors of the Company ("Board") or by the Company's Compensation Committee ("Committee") to which administration of the Plan, or of part of the Plan, is delegated by the Board (in either case, the "Administrator"). The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.


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     4.2  ADMINISTRATOR AUTHORITY. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Warrants; (ii) to determine the fair market value of the Common Stock subject to Warrants; (iii) to determine the exercise price of Warrants granted; (iv) to determine the persons to whom, and the time or times at which, Warrants shall be granted, and the number of shares subject to each Warrant; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Warrant granted (which need not be identical), including but not limited to, the time or times at which Warrants shall be exercisable; (viii) with the consent of the holder, to modify or amend any Warrant; (ix) to defer (with the consent of the holder) the exercise date of any Warrant; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of a Warrant; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

     4.3 ADMINISTRATOR DETERMINATIONS. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.   GRANTING OF WARRANTS; WARRANT AGREEMENT.

     5.1 TERM OF PLAN. No Warrants shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

     5.2 WARRANT AGREEMENTS. Each Warrant shall be evidenced by a written warrant agreement ("Warrant Agreement"), in form satisfactory to the Administrator, executed by the Company and the person to whom such Warrant is granted.

     5.3 FUTURE RELATIONSHIPS. The Administrator may approve the grant of Warrants under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.   TERMS AND CONDITIONS OF WARRANTS.

     6.1. WARRANT GRANT DATE. The date of grant of a Warrant under this Plan shall be the date as of which the Administrator approves the grant.

     6.2. WARRANT TERM. No Warrant shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the Warrant Agreement (the end of the maximum exercise period stated in the Warrant Agreement is referred to in this Plan as the "Expiration Date").

     6.3. TIME OF WARRANT EXERCISE. Subject to Section 5, Warrants granted under this Plan shall be exercisable (a) in accordance with a schedule as may be set by the Administrator and specified in the Warrant Agreement relating to such Warrant, or (b) if no schedule is specified in


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the Warrant Agreement, immediately as of the effective date of the Warrant
Agreement granting the Warrant. In any case, no Warrant shall be exercisable until a Warrant Agreement in form satisfactory to the Company is executed by the Company and the holder. Notwithstanding the foregoing, at any time after grant of a Warrant, the Committee or the Board may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which such Warrant vests.

     6.4. EXERCISE PRICE. The exercise price of a Warrant shall be not less than 100% of the fair market value of the stock subject to the Warrant on the date of grant. If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices). In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

     6.5. PAYMENT. Payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of a Warrant is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

     6.6. WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of a Warrant and as a condition thereto, or at such other time as the amount of such obligations becomes determinable, the holder shall remit to the Company in cash all applicable statutory taxes, including but not limited to federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned mature shares (as defined in Section 6.1.6(b) above) of Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Warrant withheld by the Company.

     6.7. NONTRANSFERABILITY OF WARRANT RIGHTS. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to Warrants, no Warrant granted under this Plan shall be assignable or otherwise transferable by the holder except by will or by the laws of descent and distribution. During the life of the holder, a Warrant shall be exercisable only by the holder.

     6.8. CHANGES IN CAPITAL STRUCTURE. Subject to Section 6.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the


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Board in (a) the number and class of shares of stock subject to this Plan and each Warrant outstanding under this Plan, and (b) the exercise price of each outstanding Warrant; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

     6.9. CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder at least 30 days prior to such proposed action. To the extent not previously exercised, all Warrants will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Warrants prior to their termination, even if such Warrants were not otherwise exercisable, subject to applicable limitations under Section 409A of the Code. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Warrants shall be assumed or equivalent warrants shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Warrants or to substitute equivalent warrants therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Warrants prior to consummation of such event, even if such Warrants were not otherwise exercisable, subject to applicable limitations under Section 409A of the Code.

     6.10. OTHER PROVISIONS. Each Warrant granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator.

7.   MANNER OF EXERCISE.

     7.1. NOTICE AND PAYMENT. A holder wishing to exercise a Warrant shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes, if any, as provided in Sections 6.5 and 6.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Warrant is exercised.

     7.2. ISSUANCE OF STOCK. Promptly after receipt of written notice of exercise of a Warrant and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Warrant, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of stock. A holder or permitted transferee of the Warrant shall not have any privileges as a shareholder with respect to any shares of stock covered by the Warrant until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.


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8.   CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued pursuant to the exercise of a Warrant unless the exercise of such Warrant and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended ("Securities Act").

9. NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of warrants other than under the Plan.

10. AMENDMENTS TO PLAN. The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of a holder, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Warrants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless the Board determines that shareholder approval is advisable.

11. EFFECTIVE DATE OF PLAN; TERMINATION. This Plan shall become effective upon adoption by the Board provided, however, that no Warrant shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Warrants granted hereunder shall terminate and be of no force and effect from and after expiration of such twelve-month period. Warrants may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Warrants previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.


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